UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2021

OneSpan Inc.
(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050
Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	OSPN	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2021, OneSpan Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) by and among the Company, on the one hand, and Legion Partners Asset Management, LLC, a Delaware limited liability company, Legion Partners, L.P. I, a Delaware limited partnership, Legion Partners, L.P. II, a Delaware limited partnership, Legion Partners Offshore I SP I, a Delaware segregated portfolio company of Legion Partners Offshore Opportunities SPC I, a company organized under the laws of the Cayman Islands, Legion Partners, LLC, a Delaware limited liability company, Legion Partners Holdings, LLC, a Delaware limited liability company (“LPH”), Christopher S. Kiper, an individual, and Raymond T. White, an individual (the foregoing, collectively with each of their respective Affiliates (as defined in the Cooperation Agreement), the “Investor Group”), on the other hand. Item 5.02 of this Current Report on Form 8-K contains a description of the material terms of the Cooperation Agreement, which description is incorporated by reference into this Item 1.01

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Cooperation Agreement, promptly following the execution and delivery of the Cooperation Agreement, the board of directors of the Company (the “Board”) will increase the size of the Board from nine (9) to ten (10) directors, effective as of immediately following the conclusion of the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), which is scheduled to take place on June 9, 2021.

Furthermore, in accordance with the terms of the Cooperation Agreement, the Board will not nominate current director Matthew Moog for reelection at the 2021 Annual Meeting (Mr. Moog provided notice of his intention not to stand for reelection on May 27, 2021), and promptly following the 2021 Annual Meeting, the Board will appoint Sarika Garg and Michael J. McConnell (the “New Directors”) to fill the vacancy resulting from the increase in the size of the Board described above and the vacancy resulting from Mr. Moog’s not being nominated for reelection.

Pursuant to the terms of the Cooperation Agreement, promptly following the 2021 Annual Meeting, the Board will take the necessary steps to (i) appoint and seat each of the New Directors on the Finance and Strategy Committee of the Board; (ii) appoint and seat Ms. Garg on the Corporate Governance and Nominating Committee of the Board; and (iii) appoint and seat Michael J. McConnell on the Management Development and Compensation Committee of the Board.

Neither of the New Directors is party to any other transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. As non-employee directors, in accordance with the Company’s Director Compensation Policy, each of the New Directors will receive a pro rata portion of a $125,000 equity grant, a $40,000 annual cash retainer and a cash committee retainer of $9,000 in the aggregate. Such compensation will be based on six (6) months out of 12 months of service.

The Cooperation Agreement further provides that, during the Standstill Period (as defined below) and as long as the Investor Group’s Net Long Position (as defined in the Cooperation Agreement) exceeds 4.0% of the outstanding shares of the Company’s common stock, par value $0.001 per share, if a New Director is unable to serve as an independent director, the Investor Group has the right to propose a candidate for replacement of such New Director who possesses relevant skillsets, is reasonably acceptable to the Board, is an “independent director” under applicable rules of the U.S. Securities and Exchange Commission and the rules of any stock exchange on which securities of the Company are listed and is not an employee, principal, Affiliate or Associate (each as defined in the Cooperation Agreement) of the members of the Investor Group. Subject to the terms of the Cooperation Agreement, the Company will, among other matters, include each of the New Directors as a nominee for election to the Board for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”), and if the Board determines not to nominate one or both of the New Directors for reelection at the 2022 Annual Meeting pursuant to the terms of the Cooperation Agreement, the Company will provide notice to LPH no later than 30 days prior to the deadline for the submission of notice of director nominations for the 2022 Annual Meeting.

Pursuant to the Cooperation Agreement, current director John N. Fox, Jr. will resign from the Board on or prior to September 30, 2021, and current director Jean K. Holley will resign from the Board on or prior to the 2022 Annual Meeting. The Cooperation Agreement further provides that, promptly following the resignation of Mr. Fox from the Board, the Board will decrease the size of the Board to nine (9) directors for the duration of the Standstill Period (as defined below), and the size of the Board will not be increased above ten (10) directors prior to Mr. Fox’s resignation or above nine (9) directors following Mr. Fox’s resignation.

Finally, under the Cooperation Agreement, the Investor Group has agreed to abide by certain voting commitments, customary standstill obligations and mutual non-disparagement provisions until 11:59 p.m. Eastern Time on the 30th day prior to the deadline for the submission of notice of director nominations for the Company’s 2023 annual meeting of stockholders (the “Standstill Period”), except that if the Company provides notice to LPH of a determination not to nominate one or both of the New Directors for reelection at the 2022 Annual Meeting, then the Investor Group has the right to immediately terminate the Standstill Period by promptly delivering notice of such termination to the Company.. In addition, the Cooperation Agreement will automatically terminate upon the public announcement by the Company of entry into a definitive agreement for a change of control transaction that was not encouraged, facilitated or solicited by any member of the Investor Group. The scope of these commitments, obligations, provisions and other terms are set forth in full in the Cooperation Agreement.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

The Company issued a press release on May 28, 2021 announcing the execution of the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Cooperation Agreement, dated as of May 28, 2021, by and among OneSpan Inc., Legion Partners Asset Management, LLC, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners Offshore I SP I, Legion Partners, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White.
99.1	Press Release issued by OneSpan Inc. on May 28, 2021.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021	OneSpan Inc.

/s/ Steven R. Worth
	Name:	Steven R. Worth
	Title:	General Counsel, Chief Compliance Officer and Corporate Secretary